UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 4, 2014

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-31812	58-2301143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Main Street West

Baudette, MN 56623

(Address of Principal Executive Offices, including Zip Code)

(218) 634-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On December 4 , 2014, ANI Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Guggenheim Securities, LLC (the “Representative”), as the representative of itself and Nomura Securities International, Inc. (the “Underwriters”) relating to the offer and sale of $125 million aggregate principal amount of 3.00% Convertible Senior Notes due 2019 (the “Notes”). The Company also granted the Underwriters an option to purchase up to an additional $18.75 million aggregate principal amount of the Notes, solely to cover over-allotments, if any. The initial conversion rate of the Notes will be 14.3916 shares of the Company's common stock per $1,000 principal amount of Notes, which is equal to a conversion price of approximately $69.48 per share, subject to adjustment in certain circumstances. The offering is expected to close on December 10, 2014, subject to satisfaction of customary closing conditions. The offer and sale of the Notes and underlying shares of common stock are registered under the Securities Act pursuant to a shelf registration statement on Form S-3 (File No. 333-195949).

The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Convertible Note Hedge and Warrant Transactions

In connection with the pricing of the Notes offering, on December 4, 2014, the Company entered into a convertible note hedge transaction with Nomura Global Financial Products Inc. (the “Option Counterparty”), an affiliate of Nomura Securities International, Inc. The convertible note hedge transaction is generally expected, but not guaranteed, to reduce the potential dilution to the Company's common stock and/or offset the cash payments the Company is required to make in excess of the principal amount of converted Notes, in each case, upon conversion of the Notes in the event that the market price per share of the Company’s common stock, as measured under the terms of the convertible note hedge transaction, is greater than the conversion price of the Notes, which is initially approximately $69.48. The Company also entered into a warrant transaction with the Option Counterparty in which it sold warrants to the Option Counterparty initially exercisable into 1,798,950 shares of its common stock, which is the same number of shares of the Company’s common stock initially underlying the Notes, subject to customary anti-dilution adjustments. The strike price of the warrants will initially be $96.21 per share, which is 80% above the last reported sale price of the Company’s common stock on December 4, 2014.  The warrant transaction could have a dilutive effect to the Company's stockholders to the extent that the market price per share of the Company’s common stock exceeds the applicable strike price of the warrants during the measurement period at the maturity of the warrants. The Company paid the Option Counterparty approximately $31.6 million for the convertible note hedge transaction and received approximately $18.0 million from the Option Counterparty for the warrants, resulting in a net cost to the Company of approximately $13.6 million. The warrants were issued to the Option Counterparty pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

The Company will not be required to make any additional cash payments to the Option Counterparty or its affiliates under the convertible note hedge transaction and will be entitled to receive from the Option Counterparty or its affiliates, as the case may be, a number of shares of the Company’s common stock, an amount of cash or a combination of cash and shares of the Company’s common stock generally based on the amount by which the market price per share of the Company’s common stock, as measured under the terms of the convertible note hedge transaction, is greater than the conversion price of the Notes during the relevant valuation period under the convertible note hedge transaction. However, if the market price per share of the Company’s common stock, as measured under the terms of the warrant transaction, exceeds the strike price of the warrants during the measurement period at the maturity of the warrants, the Company will owe the Option Counterparty shares of its common stock. The Company will not receive any additional proceeds if the warrants are exercised.

The foregoing description of the convertible note hedge transaction and the warrant transaction is qualified in its entirety by reference to the convertible note hedge transaction confirmation relating to the convertible note hedge transaction and the warrant transaction confirmation relating to the warrant transaction with the Option Counterparty, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events

On December 5, 2014, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference.

The legal opinion of Dentons US LLP (including the consent of Dentons US LLP) (Exhibits 5.1 and 23.1 to this Current Report on Form 8-K) relating to the offering and sale of the Notes is filed with this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement, dated December 4, 2014, between ANI Pharmaceuticals, Inc. and Guggenheim Securities, LLC, as Representative of the Underwriters

5.1	Opinion of Dentons US LLP, counsel to the Company, dated December 4, 2014

10.1	Convertible note hedge transaction confirmation, dated December 4, 2014, by and between Nomura Global Financial Products Inc. and ANI Pharmaceuticals, Inc.

10.2	Warrant transaction confirmation, dated December 4, 2014, by and between Nomura Global Financial Products Inc. and ANI Pharmaceuticals, Inc.

23.1	Consent of Dentons US LLP (included in Exhibit 5.1)

99.1	Press Release dated December 5, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANI PHARMACEUTICALS, INC.

By:	/s/ Charlotte C. Arnold
Name:	Charlotte C. Arnold
Title:	Vice President and Chief Financial Officer

Date: December 5, 2014

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 4, 2014, between ANI Pharmaceuticals, Inc. and Guggenheim Securities, LLC, as Representative of the Underwriters

5.1	Opinion of Dentons US LLP, counsel to the Company, dated as of December 4, 2014

10.1	Convertible note hedge transaction confirmation, dated as of December 4, 2014, by and between Nomura Global Financial Products Inc. and ANI Pharmaceuticals, Inc.

10.2	Warrant transaction confirmation, dated as of December 4, 2014, by and between Nomura Global Financial Products Inc. and ANI Pharmaceuticals, Inc.

23.1	Consent of Dentons US LLP (included in Exhibit 5.1)

99.1	Press Release dated December 4, 2014